LaSalle Bank N.A.
135 South LaSalle Street Suite 1625
Chicago, IL 60603
Global Securities and Trust Services
Report on Assessment of Compliance with Servicing Criteria
LaSalle Bank National Association ("LaSalle") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB (17 C.F.R.,
229.1122(d)), as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include mortgage -backed securities transactions for which LaSalle, as trustee, paying agent, or custodian, performed servicing activities, which transactions were initially closed on or after January 1, 2006, and that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the
"Platform"). LaSalle used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria for the Reporting Period with respect to the Platform. The criteria listed in the column titled "Servicing Criteria Inapplicable to LaSalle Bank
National Association (as trustee, paying agent, or custodian)" on Appendix A hereto are inapplicable to LaSalle based on the activities it performs in its role as trustee, paying agent, or custodian with respect to the Platform.
Except as identified on Appendix B hereto, LaSalle has complied, in all material respects, with the applicable servicing criteria identified in Appendix A hereto for the Reporting Period with respect to the Platform taken as a whole.
PricewaterhouseCoopers LLP, an independent registered public accounting firm has issued an attestation report on LaSalle's compliance with the applicable servicing criteria for the Reporting
Period.
February 29, 2008
LaSalle Bank National Association
By: /s/ Barbara L Marik
Name: Barbara L. Marik
Title: Senior Vice President
Appendix A
Reg AB
Reference
Servicing Criteria
Servicing
Criteria
Applicable to
LaSalle Bank
National
Association
(as trustee,
paying agent,
or custodian)
Servicing
Criteria
Inapplicable
to LaSalle
Bank
National
Association (
as trustee,
paying agent,
or custodian)
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced to
third parties, policies and procedures are instituted to
monitor the third party's performance and compliance
with such servicing activities.
X1

1122(d)(1)(iii)
Any requirements in the transaction agreements to
maintain a back-up servicer for the Pool Assets are
maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in
effect on the party participating in the servicing function
throughout the reporting period in the amount of
coverage required by and otherwise in accordance with
the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the
appropriate custodial bank accounts and related bank
clearing accounts no more than two business days
following receipt, or such other number of days
specified in the transaction agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an
obligor or to an investor are made only by authorized
personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections,
cash flows or distributions, and any interest or other
fees charged for such advances, are made, reviewed and
approved as specified in the transaction agreements.
X2
1122(d)(2)(iv) The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
X
1
No material servicing activities were outsourced to third parties during the Reporting Period
2
No advances were made during the Reporting Period.
over collateralization, are separately maintained (e.g.,
with respect to commingling of cash) as set forth in the
transaction agreements.
1122(d)(2)(v)
Each custodial account is maintained at a federally
insured depository institution as set forth in the
transaction agreements. For purposes of this criterion,
"federally insured depository institution" with respect to
a foreign financial institution means a foreign financial
institution that meets the requirements of Rule 13k-
1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi) Unissued checks are safeguarded so as to prevent unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all
asset-backed securities related bank accounts, including
custodial accounts and related bank clearing accounts.
These reconciliations are (A) mathematically accurate;
(B) prepared within 30 calendar days after the bank
statement cutoff date, or such other number of days
specified in the transaction agreements; (C) reviewed
and approved by someone other than the person who
prepared the reconciliation; and (D) contain
explanations for reconciling items. These reconciling
items are resolved within 90 calendar days of their
original identification, or such other number of days
specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreeme nts and applicable Commission
requirements. Specifically, such reports (A) are
prepared in accordance with timeframes and other terms
set forth in the transaction agreements; (B) provide
information calculated in accordance with the terms
specified in the transaction agreements; (C) are filed
with the Commission as required by its rules and
regulations; and (D) agree with investors' or the
indenture trustee's records as to the total unpaid
principal balance and number of Pool Assets serviced
by the related Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with timeframes, distribution priority and
other terms set forth in the transaction agreements.
X
1122(d)(3)(iii)
Disbursements made to an investor are posted within
two business days to the related Servicer's investor
records, or such other number of days specified in the
transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports
agree with cancelled checks, or other form of payment,
or custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is maintained as
required by the transaction agreements or related pool
asset documents.
X
1122(d)(4)(ii) Pool assets and related documents are safeguarded as required by the transaction agreements
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset
pool are made, reviewed and approved in accordance
with any conditions or requirements in the transaction
X
agreements.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are
posted to the related Servicer's obligor records
maintained no more than two business days after
receipt, or such other number of days specified in the
transaction agreements, and allocated to principal,
interest or other items (e.g., escrow) in accordance with
the related pool asset documents.
X
1122(d)(4)(v)
The related Servicer's records regarding the pool assets
agree with the related Servicer's records with respect to
an obligor's unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an
obligor's pool assets (e.g., loan modifications or re-
agings) are made, reviewed and approved by authorized
personnel in accordance with the transaction agreements
and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance
plans, modifications and deeds in lieu of foreclosure,
foreclosures and repossessions, as applicable) are
initiated, conducted and concluded in accordance with
the timeframes or other requirements established by the
transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained
during the period a pool asset is delinquent in
accordance with the transaction agreements. Such
records are maintained on at least a monthly basis, or
such other period specified in the transaction
agreements, and describe the entity's activities in
monitoring delinquent pool assets including, for
example, phone calls, letters and payment rescheduling
plans in cases where delinquency is deemed temporary
(e.g., illness or unemployment).
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool
assets with variable rates are computed based on the
related pool asset documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such
as escrow accounts): (A) such funds are analyzed, in
accordance with the obligor's pool asset documents, on
at least an annual basis, or such other period specified
in the transaction agreements; (B) interest on such
funds is paid, or credited, to obligors in accordance
with applicable pool asset documents and state laws;
and (C) such funds are returne d to the obligor within 30
calendar days of full repayment of the related pool
assets, or such other number of days specified in the
transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related
penalty or expiration dates, as indicated on the
appropriate bills or notices for such payments, provided
that such support has been received by the servicer at
least 30 calendar days prior to these dates, or such other
number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any
payment to be made on behalf of an obligor are paid
from the related Servicer's funds and not charged to the
obligor, unless the late pa yment was due to the
obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted
within two business days to the obligor's records
maintained by the servicer, or such other number of
days specified in the transaction agreements.
X
1122(d)(4)(xiv) Delinquencies, charge-offs and uncollectible accounts X are recognized and recorded in accordance with the
transaction agreements.
1122(d)(4)(xv)
Any external enhancement or other support, identified
in Item 1114(a)(1) through (3) or Item 1115 of
Regulation AB, is maintained as set forth in the
transaction agreements.
X
Appendix B
Material Instances of Noncompliance by LaSalle
1122(d)(3)(i)(A) and (B) --During the Reporting Period, certain monthly investor or remittance reports were not prepared in accordance with the terms set forth in the transaction agreements and certain investor reports did not provide the information calculated in accordance with the terms specified in the transaction agreements for which certain individual errors may or may not have been material.